UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 30, 2020
Date of Report (date of earliest event reported)

Valmont Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
1-31429			47-0351813
(Commission File Number)			(I.R.S. Employer Identification No.)

One Valmont Plaza			68154
Omaha	NE
(Address of Principal Executive Offices)			(Zip Code)
(402) 963-1000
Registrant's telephone number, including area code

__________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 30, 2020, the Board of Directors of Valmont Industries, Inc. appointed Avner Applbaum as Executive Vice President and Chief Financial Officer of Valmont Industries, Inc. Mr. Applbaum succeeds Mark C. Jaksich as Valmont’s CFO. Mr. Applbaum has over 20 years of financial and operational experience in both publicly traded and private equity backed companies, including 15 years in senior financial and operational roles in publicly traded manufacturing companies.
Mr. Applbaum, age 48, joins Valmont after serving from 2017 to March 2020 in executive positions, including Chief Financial Officer and Chief Operating Officer, with Double E Company, an equipment manufacturer. From 2016 to 2017, he served as Chief Financial Officer of Aerostar Aerospace, a manufacturer of high-complexity parts, and from 2015 to 2016 he served as Chief Financial Officer of Premier Store Fixtures, a retail manufacturer and logistics provider.
Information with respect to Mr. Applbaum’s compensation is set forth on Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Avner Applbaum Compensation Summary
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: March 30, 2020
	By:	/s/ T. Mitchell Parnell
Name: T. Mitchell Parnell
Title: Senior Vice President, Human Resources